Exhibit 99.1

New River Pharmaceuticals Announces Second Quarter 2006 Results

Radford, VA., August 8, 2006, - New River Pharmaceuticals Inc. (NASDAQ: NRPH) today announced its financial results for the three months ended July 2, 2006. New River recognized a net loss of $4.3 million, or $(0.12) per share, basic and diluted for the three months ended July 2, 2006 compared to a net loss of $6.4 million, or $(0.18) per share, for the three months ended July 3, 2005. Cash and short-term investment balances were $91.7 million at July 2, 2006.

For the three months ended July 2, 2006, New River recognized $5.5 million of revenue related to its collaboration agreement with Shire Pharmaceuticals Group plc (Shire) (LSE: SHP; Nasdaq: SHPGY; TSX: SHQ) with respect to NRP104, New River’s lead product candidate under development. New River is recognizing milestone revenue from the collaboration that is not subject to refund over the estimated product development period for each of three indications for NRP104: pediatric, adult and adolescent, based on the estimated proportional effort associated with each indication. To date, New River has received $100 million under the terms of its collaboration with Shire, a portion of which is refundable under certain circumstances.

General and administrative expenses were $5.3 million for the three months ended July 2, 2006 compared to $1.8 million for the three months ended July 3, 2005. The increase in these expenses is due primarily to increases in shared marketing expenses with Shire under the terms of the collaboration agreement and stock-based compensation due to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” (SFAS 123(R)) effective January 2, 2006. SFAS 123(R) requires companies to expense the grant-date fair value of employee equity awards over the vesting period.

Research and development expenses were $5.6 million for the three months ended July 2, 2006 compared to $5.0 million for the three months ended July 3, 2005. This increase was primarily the result of increases in compensation-related costs, including stock-based compensation expense as a result of adopting the provisions of SFAS 123(R).

"We continue to make solid progress on all fronts," said Krish Krishnan, New River's Chief Financial Officer and Chief Operating Officer. "We intend to use part of the proceeds from our recent financing transactions to raise a sales force to co-promote NRP104, which we believes positions us to achieve our strategic objective of becoming a fully integrated pharmaceutical company. We look forward to an End-of-Phase II meeting with the FDA regarding NRP290 which is scheduled to occur in the fourth quarter of 2006. Finally, we are pleased with the progress we have made with respect to NRP409, for which we filed an IND in the second quarter of 2006.”

New River Pharmaceuticals Inc. is a specialty pharmaceutical company focused on developing novel pharmaceuticals that are generational improvements of widely prescribed drugs in large and growing markets.

For further information on New River, please visit the company’s website at www.nrpharma.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward- looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the New River Pharmaceuticals Inc. annual report on Form 10-K, filed with the SEC on March 15, 2006; the timing, progress and likelihood of success of our product research and development programs; the timing and status of our preclinical and clinical development of potential drugs; the likelihood of success of our drug products in clinical trials and the regulatory approval process; our drug products’ efficacy, abuse and tamper resistance, resistance to intravenous abuse, onset and duration of drug action, ability to provide protection from overdose, ability to improve patients’ symptoms, incidence of adverse events, ability to reduce opioid tolerance, ability to reduce therapeutic variability, and ability to reduce the risks associated with certain therapies; the ability to develop, manufacture, launch and market our drug products; our projections for future revenues, profitability and ability to achieve certain sales targets; our estimates regarding our capital requirements and our needs for additional financing; the likelihood of obtaining favorable scheduling and labeling of our drug products; the likelihood of regulatory approval under the Federal Food, Drug, and Cosmetic Act without having to conduct long and costly trials to generate all of the data which are often required in connection with a traditional new chemical entity; our ability to develop safer and improved versions of widely prescribed drugs using our Carrierwave (TM) technology; our success in developing our own sales and marketing capabilities for our lead product candidate, NRP104; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in New River Pharmaceuticals’ annual report on Form 10-K, filed with the SEC on March 15, 2006, as well as other public filings with the SEC.

Contacts:

The Ruth Group
John Quirk (investors)
646-536-7029
jquirk@theruthgroup.com

Zack Kubow (media)
646-536-7020
zkubow@theruthgroup.com

NEW RIVER PHARMACEUTICALS INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS (Unaudited)
Assets	July 2, 2006	January 1, 2006
Current assets:
Cash and cash equivalents	$19,221,558	$3,515,572
Short-term investments	72,475,000	49,250,000
Other receivables	198,795	135,755
Due from affiliates	5,188	—
Prepaid expenses	491,930	798,090
Total current assets	92,392,471	53,699,417
Property and equipment:
Leasehold improvements	94,609	94,609
Machinery and equipment	854,325	819,472
	948,934	914,081
Less accumulated depreciation and amortization	734,129	653,427
Property and equipment, net	214,805	260,654
Total assets	$92,607,276	$53,960,071
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Capital lease obligation - current	$23,582	$22,298
Accounts payable	5,605,846	1,548,473
Unpaid and accrued research and development expenses	4,211,331	3,201,732
Accrued compensation	1,358,828	2,203,898
Due to affiliates	70,162	34,138
Deferred revenue - current	13,274,708	—
Accrued stock based compensation - current	226,758	—
Total current liabilities	24,771,215	7,010,539

Capital lease obligation - noncurrent	15,027	27,148
Accrued stock-based compensation	7,919,291	3,404,435
Deferred revenue	59,900,215	50,000,000
Total liabilities	92,605,748	60,442,122

Shareholders’ Equity (Deficit):
Preferred stock, par value $0.001 per share.
Authorized 25,000,000 shares; none issued and outstanding	—	—

Common stock, par value $0.001 per share.
Authorized 150,000,000 shares; issued and outstanding 36,707,064 shares at July 2, 2006 and 36,367,064 shares at January 1, 2006	36,707	36,367
Additional paid-in capital	66,349,374	63,326,824
Accumulated deficit	(66,384,553)	(69,845,242)
Total shareholders’ equity (deficit)	1,528	(6,482,051)
Commitments and contingencies
Total liabilities and shareholders’ equity (deficit)	$92,607,276	$53,960,071

NEW RIVER PHARMACEUTICALS INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS
	Three months ended		Six months ended
	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
	(Unaudited)		(Unaudited)
Collaboration revenues	$5,497,701	$—	$26,825,077	$—
Operating costs and expenses:
Selling, general, and administrative	5,278,256	1,770,242	13,495,760	4,945,523
Research and development	5,581,996	5,040,996	11,097,909	8,825,211
Depreciation and amortization of property and equipment	39,702	39,636	80,702	74,816
Total operating expenses	10,899,954	6,850,874	24,674,371	13,845,550
Operating income (loss)	(5,402,253)	(6,850,874)	2,150,706	(13,845,550)
Other income (expense):
Interest expense	(1,189)	(1,854)	(2,531)	(1,854)
Interest income	1,150,095	498,294	2,023,411	820,738
Total other income, net	1,148,906	496,440	2,020,880	818,884
Income (loss) before cumulative effect of change in accounting principle	(4,253,347)	(6,354,434)	4,171,586	(13,026,666)
Cumulative effect of a change in accounting principle	—	—	(710,897)	—
Net income (loss)	$(4,253,347)	$(6,354,434)	$3,460,689	$(13,026,666)
Net income (loss) per share:
Basic	$(0.12)	$(0.18)	$0.09	$(0.37)
Diluted	$(0.12)	$(0.18)	$0.09	$(0.37)